UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2022 (October 7, 2022)

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Trademark Drive #108

Reno, Nevada 89521

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (775) 622-3448

Chardan NexTech Acquisition 2 Corp.

17 State Street, 21st Floor

New York, New York 10004
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	DFLI	The Nasdaq Global Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On October 7, 2022 (the “Closing Date”), Dragonfly Energy Holdings Corp., a Delaware corporation (the “Company”) (f/k/a Chardan NexTech Acquisition 2 Corp. (“Chardan”)), consummated the previously announced merger (the “Closing”) pursuant to the Business Combination Agreement, dated May 15, 2022, as amended by the Amendment to the Business Combination Agreement, dated July 12, 2022 (as so amended, the “Business Combination Agreement”), by and among Chardan, Bronco Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Chardan (“Merger Sub”), and Dragonfly Energy Corp., a Nevada corporation (“Legacy Dragonfly”). Chardan’s stockholders approved the Transactions (as defined below) at a special meeting of stockholders held on October 6, 2022 (the “Special Meeting”).

Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Dragonfly (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), with Legacy Dragonfly continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Chardan. On the Closing Date, the registrant changed its name from Chardan NexTech Acquisition 2 Corp. to Dragonfly Energy Holdings Corp.

Merger Consideration

At the Closing, by virtue of the Merger and without any action on the part of Chardan, Merger Sub, Legacy Dragonfly or the holders of any of the following securities:

(a)	Each outstanding share of Legacy Dragonfly’s common stock, par value $0.001 per share (“Legacy Dragonfly Common Stock”), converted into (i) a certain number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), totaling 41,500,000 shares (including the conversion and assumption of the options to purchase shares of Legacy Dragonfly Common Stock described below), which is equal to (x) $415,000,000 divided by (y) $10.00 (the “Merger Consideration”) and (ii) the contingent right to receive Earnout Shares (as defined below) (which may be zero) following the Closing.

(b)	Each option to purchase shares of Legacy Dragonfly Common Stock, was assumed and converted into options to acquire shares of Common Stock. The portion of the Merger Consideration reflecting the conversion of the Legacy Dragonfly options was calculated assuming that all the Company options are net-settled. With respect to the Company options received in respect of Legacy Dragonfly options that are outstanding immediately prior to the Closing and cash exercised after the Closing, up to 627,498 additional shares of Common Stock may be issued. At the Closing, approximately 38,576,648 shares of the Merger Consideration was allocated to holders of outstanding shares of Legacy Dragonfly Common Stock and 3,664,975 shares of the Merger Consideration was allocated to holders of the assumed Legacy Dragonfly options.

Earnout Merger Consideration

In addition to the Merger Consideration set forth above, additional contingent shares (“Earnout Shares”) may be payable to each holder of shares of Legacy Dragonfly Common Stock in the Merger, subject to achieving specified milestones, up to an aggregate of 40,000,000 additional shares of Common Stock in three tranches.

The first tranche of 15,000,000 shares is issuable if the Company’s 2023 total audited revenue is equal to or greater than $250 million and the Company’s 2023 audited operating income is equal to or greater than $35 million. The second tranche of 12,500,000 shares is issuable upon achieving a volume-weighted average trading price threshold of Common Stock over any 20 Trading Days (which may or may not be consecutive) within any 30 consecutive Trading Day period of at least $22.50 on or prior to December 31, 2026, and the third tranche of 12,500,000 shares is issuable upon achieving a volume-weighted average trading price threshold of Common Stock over any 20 Trading Days (which may or may not be consecutive) within any 30 consecutive Trading Day period of at least $32.50 on or prior to December 31, 2028. To the extent not previously earned, the second tranche is issuable if the $32.50 price target is achieved by December 31, 2028.

Upon the consummation of a change of control transaction during either the second milestone earnout period or the third milestone earnout period, any earnout milestone with respect to such earnout period that has not yet been achieved shall automatically be deemed to have been achieved if a change of control transaction is announced with an imputed share price of Common Stock of at least $22.50 on or prior to the end of second earnout period or $32.50 on prior to the third earnout period.

A description of the Merger and the terms of the Business Combination Agreement are included in the proxy statement/prospectus, dated September 16, 2022 (the “Proxy Statement/Prospectus”) as filed with the Securities and Exchange Commission (the “SEC”) in the section entitled “Proposal No. 1 — The Business Combination Proposal” of the Proxy Statement/Prospectus.

The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit  2.1, and 2.1(a), which are incorporated herein by reference.

PIPE Investment

Pursuant to the subscription agreement, dated as of May 15, 2022 (the “Subscription Agreement”), by and between Chardan and Chardan NexTech Investments 2 LLC (or an affiliate thereof if assigned pursuant to the Subscription Agreement, the “Sponsor”), the Sponsor agreed to purchase, and Chardan agreed to sell to the Sponsor, an aggregate of 500,000 shares of Chardan common stock (“Chardan Common Stock”) for gross proceeds to Chardan of $5 million in a private placement. On September 28, 2022, the Sponsor and Chardan Capital Markets LLC, a New York limited liability company (“CCM LLC”), entered into an assignment, assumption and joinder agreement, pursuant to which the Sponsor assigned all of the Sponsor’s rights, benefits and obligations under the Subscription Agreement to CCM LLC.

Under the Subscription Agreement, the number of shares of Chardan Common Stock that CCM LLC was obligated to purchase was to be reduced by the number of shares of Chardan Common Stock that CCM LLC purchased in the open market, provided that such purchased shares were not redeemed, and the aggregate price to be paid under the Subscription Agreement was to be reduced by the amount of proceeds received by the Company because such shares are not redeemed (the “Offset”). During the week of September 26, 2022 CCM LLC acquired in the open market in total 485,000 shares of Common Stock at purchase prices per share ranging from $10.33 to $10.38 (such shares, the “Purchased Shares”). The Purchased Shares were not redeemed, resulting in (i) the Company’s receipt of $5,016,547 from the Trust Account (based on a per share redemption price of $10.34) and (ii) a reduction in CCM LLC’s purchase commitment under the Subscription Agreement to zero in accordance with the Offset.

The foregoing description of the Subscription Agreement is a summary only and is qualified in its entirety by the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.4, which is incorporated herein by reference.

Capitalized terms used but not defined in this Report have the meanings set forth in the Proxy Statement/Prospectus.

Item 1.01 Entry into a Material Definitive Agreement.

Debt Financing

Loan Agreement

Consistent with the previously disclosed commitment letter (the “Debt Commitment Letter”) between Chardan and Legacy Dragonfly, CCM Investments 5 LLC, an affiliate of CCM LLC (“CCM 5”, and in connection with the Term Loan, the “Chardan Lender”), and EICF Agent LLC (“EIP” and, collectively with the Chardan Lender, the “Initial Term Loan Lenders”), in connection with the Closing, Chardan, Legacy Dragonfly and the Initial Term Loan Lenders entered into the Term Loan, Guarantee and Security Agreement (the “Term Loan Agreement”) setting forth the terms of a senior secured term loan facility in an aggregate principal amount of $75 million (the “Term Loan”). The Chardan Lender backstopped its commitment under the Debt Commitment Letter by entering into a backstop commitment letter, dated as of May 20, 2022 (the “Backstop Commitment Letter”), with a certain third-party financing source (the “Backstop Lender” and collectively with EIP, the “Term Loan Lenders”), pursuant to which the Backstop Lender committed to purchase from the Chardan Lender the aggregate amount of the Term Loan held by the Chardan Lender (the “Backstopped Loans”) immediately following the issuance of the Term Loan on the Closing Date. Pursuant to an assignment agreement, the Backstopped Loans were assigned by CCM 5 to the Backstop Lender on the Closing Date.

Pursuant to the terms of the Term Loan Agreement, the Term Loan was advanced in one tranche on the Closing Date. The proceeds of the Term Loan were used (i) to refinance on the Closing Date prior indebtedness, (ii) to support the Transaction under the Business Combination Agreement, (iii) for working capital purposes and other corporate purposes, and (iv) to pay any fees associated with transactions contemplated under the Term Loan Agreement and the other loan documents entered into in connection therewith, including the transactions described in the foregoing clauses (i) and (ii) and fees and expenses related to the business combination. The Term Loan amortizes in the amount of 5% per annum beginning 24 months after the Closing Date and matures on the fourth anniversary of the Closing Date (“Maturity Date”). The Term Loan accrues interest (i) until April 1, 2023, at a per annum rate equal to the adjusted Secured Overnight Financing Rate (“SOFR”) plus a margin equal to 13.5%, of which 7% will be payable in cash and 6.5% will be paid in-kind, (ii) thereafter until October 1, 2024, at a per annum rate equal to adjusted SOFR plus 7% payable in cash plus an amount ranging from 4.5% to 6.5%, depending on the senior leverage ratio of the consolidated company, which will be paid-in-kind and (iii) at all times thereafter, at a per annum rate equal to adjusted SOFR plus a margin ranging from 11.5% to 13.5% payable in cash, depending on the senior leverage ratio of the consolidated company. In each of the foregoing cases, adjusted SOFR will be no less than 1%.

The Company may elect to prepay all or any portion of the amounts owed prior to the Maturity Date; provided that the Company provides notice to the Administrative Agent and the amount is accompanied by the applicable prepayment premium, if any. Prepayments of the Term Loan are required to be accompanied by a premium of 5% of the principal amount so prepaid if made prior to the first anniversary of the Closing Date, 3% if made on and after the first anniversary but prior to the second anniversary of the Closing Date, 1% if made after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, and 0% if made on or after the third anniversary of the Closing Date. If the Term Loan is accelerated following the occurrence of an event of default, Legacy Dragonfly is required to immediately pay to lenders the sum of all obligations for principal, accrued interest, and the applicable prepayment premium.

In addition to the foregoing, Legacy Dragonfly is required to prepay the Term Loan with the net cash proceeds of certain asset sales and casualty events (subject to certain customary exceptions), with the net cash proceeds of the issuance of indebtedness that is not otherwise permitted to be incurred under the Term Loan Agreement, upon the receipt of net cash proceeds from an equity issuance in an amount equal to 25% of such net cash proceeds, and commencing with the fiscal year ending December 31, 2023, with the excess cash flow for each such fiscal year in an amount equal to either 25% or 50% of such excess cash flow depending on the senior leverage ratio of the consolidated company less the amount of any voluntary prepayments made during such fiscal year.

Pursuant to the Term Loan Agreement, the obligations of Legacy Dragonfly are guaranteed by the Company and will be guaranteed by any of the Company’s subsidiaries that are party thereto from time to time as guarantors. Pursuant to the Term Loan Agreement, each of the Company and Legacy Dragonfly granted Alter Domus (US) LLC, as administrative agent for the lenders (the “Administrative Agent”), a security interest in substantially all of its personal property, rights and assets to secure the payment of all amounts owed to lenders under the Term Loan Agreement. In addition, the Company entered into a Pledge Agreement (the “Pledge Agreement”) pursuant to which the Company pledged to the Administrative Agent its equity interests in Legacy Dragonfly as further collateral security for the obligations under the Term Loan Agreement.

The Term Loan Agreement contains affirmative and restrictive covenants and representations and warranties. The Company and its subsidiaries are bound by certain affirmative covenants setting forth actions that are required during the term of the Term Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Company, Legacy Dragonfly and each of its subsidiaries that are guarantors from time to time will be bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the Term Loan Agreement without prior written consent, including, without limitation, incurring certain additional indebtedness, consummating certain mergers, acquisitions or other business combination transactions, and incurring any non-permitted lien or other encumbrance on assets. The Term Loan Agreement also contains other customary provisions, such as confidentiality obligations and indemnification rights for the benefit of the administrative agent and lenders. The Term Loan Agreement contains financial covenants requiring the credit parties to (a) maintain minimum liquidity (generally, the balance of unrestricted cash and cash equivalents in the Company’s account that is subject to a control agreement in favor of the Administrative Agent) of at least $10,000,000 as of the last day of each fiscal month commencing with the fiscal month ending December 31, 2022, (b) if the daily average liquidity for any fiscal quarter ending on December 31, 2022, March 31, 2023, June 30, 2023, or September 30, 2023 is less than $17,500,000 and for each fiscal quarter thereafter (commencing with the fiscal quarter ending December 31, 2023), maintain a senior leverage ratio (generally, aggregate debt minus up to $500,000 of unrestricted cash of Chardan and its subsidiaries divided by consolidated EBITDA for the trailing twelve month period just ended) of not more than 6.75 to 1.00 for fiscal quarters ending December 31, 2022 to March 31, 2023, 6.00 to 1.00 for fiscal quarters ending June 30, 2023 to September 30, 2023, 5.00 to 1.00 for fiscal quarters ending December 1, 2023 to March 31, 2024, 4.00 to 1.00 for fiscal quarters ending June 30, 2024 to September 30, 2024, 3.25 to 1.00 for fiscal quarters ending December 31, 2024 to March 31, 2025, and 3.00 to 1.00 for fiscal quarters ending June 30, 2025 and thereafter, (c) if liquidity is less than $15,000,000 as of the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2022), maintain a fixed charge coverage ratio for the trailing four fiscal quarter period of no less than 1.15:1.00 as of the last day of such fiscal quarter, and (d) if consolidated EBITDA is less than $15,000,000 for any trailing twelve month period ending on the last day of the most recently completed fiscal quarter, cause capital expenditures to not exceed $500,000 for the immediately succeeding fiscal quarter (subject to certain exceptions set forth in the Term Loan Agreement).

The foregoing description of the Debt Financing is a summary only and is qualified in its entirety by the full text of the Term Loan Agreement and the Pledge Agreement, copies of which are attached hereto as Exhibit 10.12 and Exhibit 10.13, respectively, and are incorporated herein by reference.

Warrant Agreements

In connection with the entry into the Term Loan Agreement, and as a required term and condition thereof, the Company entered into (i) the penny warrant to issue penny warrants to the Term Loan Lenders under the Term Loan exercisable to purchase 2,593,056 shares, which is equal to approximately 5.6% of Common Stock calculated on an agreed fully diluted outstanding basis on the issuance date (the “Penny Warrants”) and (ii) the $10 warrant to issue warrants to the Term Loan Lenders under the Term Loan exercisable to purchase 1,600,000 shares of Common Stock at $10 per share (the “$10 Warrants” and, together with the Penny Warrants, the “Warrants”). The additional shares of Common Stock will dilute the pro forma ownership of the other Company stockholders of proportionately.

The Penny Warrants have an exercise period of 10 years from the date of issuance.

The $10 Warrants have an exercise period of five years from the date of issuance and have customary cashless exercise provisions. In addition, in the event the registration statement registering the shares of Common Stock related to the ChEF Equity Facility (defined below) has not been declared effective by the SEC on or before the date that is 121 days after the issuance date, the number of shares of Common Stock to be issued pursuant to the $10 Warrants shall increase by an additional 200,000 shares on such date and at the beginning of each subsequent 30 day period, until such registration statement is declared effective.

The Warrants have specified anti-dilution protection against subsequent equity sales or distributions, subject to exclusions including for issuances upon conversion exercise or exchange of securities outstanding as of the Closing Date, issuances pursuant to agreements in effect as of the Closing Date, issuances pursuant to employee benefit plans and similar arrangements, issuances in joint ventures, strategic arrangements or other non-financing type transactions and issuances pursuant to any public equity offerings. In addition, no anti-dilution adjustment will be made with respect to issuances of Common Stock pursuant to the Company’s $150 million ChEF Equity Facility (or replacement thereof) sold at a per share price above $5.00.

The shares issuable upon exercise of the Warrants have customary registration rights, which are contained in the respective forms of the Warrants, requiring the Company to file and keep effective a resale registration statement registering the resale of the shares of Common Stock underlying the Warrants.

The foregoing description of the $10 Warrants and the Penny Warrants is a summary only and is qualified in its entirety by reference to the full text of the $10 Warrant and Penny Warrant, copies of which are attached hereto as Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

ChEF Equity Facility

Consistent with the previously disclosed equity facility letter agreement between Legacy Dragonfly and CCM 5, the Company and CCM LLC entered into a purchase agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “ChEF RRA”) in connection with the Closing. Pursuant to the Purchase Agreement, the Company has the right to sell to CCM LLC an amount of shares of Common Stock, up to a maximum aggregate purchase price of $150 million, from time to time, pursuant to the terms of the Purchase Agreement. In addition, the Company appointed LifeSci Capital, LLC as “qualified independent underwriter” with respect to the transactions contemplated by the Purchase Agreement.

Pursuant to, on the terms of, and subject to the satisfaction of the conditions in the Purchase Agreement, including the filing and effectiveness of a registration statement registering the resale by CCM LLC of the shares of Common Stock issued to it under the Purchase Agreement, the Company will have the right from time to time at its option to direct CCM LLC to purchase up to a specified maximum amount of shares of Common Stock, up to a maximum aggregate purchase price of $150 million, over the term of the equity facility (“ChEF Equity Facility”).

Under the terms of the Purchase Agreement, CCM LLC will not be obligated to (but may, at its option, choose to) purchase shares of Common Stock to the extent the number of shares to be purchased would exceed the lowest of the number of shares of Common Stock (i) which would result in beneficial ownership (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by CCM LLC, together with its affiliates, of more than 9.9%, (ii) which would cause the aggregate purchase price on the applicable VWAP Purchase Date (as defined in the Purchase Agreement) for such purchases to exceed $3 million and (iii) equal to 20% of the total number of shares of Common Stock that would count towards VWAP on the applicable Purchase Date of such purchase.

The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at, which shares of Common Stock are sold to CCM LLC. To the extent the Company sells shares of Common Stock under the Purchase Agreement, it currently plans to use any proceeds therefrom for working capital and other general corporate purposes.

CCM LLC is an affiliate of the Sponsor. In light of the beneficial ownership limitation set forth above, the Sponsor has agreed that the private placement warrants held by Chardan NexTech 2 Warrant Holdings LLC (“Warrant Holdings”), also an affiliate of the Sponsor, may not be exercised to the extent an affiliate of the Sponsor (including CCM LLC) is deemed to beneficially own, or it would cause such affiliate to be deemed to beneficially own, more than 7.5% of Common Stock.

In addition, pursuant to the ChEF RRA, the Company has agreed to provide CCM LLC with certain registration rights with respect to the shares of Common Stock issued subject to the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the later of (x) the closing of the Business Combination and (y) effective date of the Initial Registration Statement (as defined in the Purchase Agreement), (ii) the date on which CCM LLC shall have purchased $150,000,000 of shares of Common Stock pursuant to the Purchase Agreement, (iii) the date on which Common Stock shall have failed to be listed or quoted on Nasdaq or any successor principal market and (iv) the commencement of certain bankruptcy proceedings or similar transactions with respect to the Company or all or substantially all of its property.

The foregoing description of the ChEF Equity Facility is a summary only and is qualified in its entirety by the full text of the Purchase Agreement and the ChEF RRA, copies of which are attached hereto as Exhibit 10.10 and Exhibit 10.11, respectively, and are incorporated herein by reference.

Related Agreements

Concurrently with the execution of the Business Combination Agreement, Chardan, Legacy Dragonfly and the Sponsor entered into a sponsor support agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Indemnification of Directors and Officers

On the Closing Date, in connection with the consummation of the Transactions, the Company entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, will require the Company to indemnify the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Transactions, the Company entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, Chardan’s officers, directors, initial stockholders, CCM LLC and Warrant Holdings, an affiliate of the Sponsor (collectively, the “Insiders”) and certain Legacy Dragonfly stockholders.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.21 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

As previously reported by the Company on a Current Report on Form 8-K filed with the SEC, on October 6, 2022, at the Special Meeting, Chardan’s stockholders approved the Business Combination Agreement, the Transactions and the other related proposals presented in the Proxy Statement/Prospectus. On October 7, 2022, the parties to the Business Combination Agreement consummated the Transactions.

In connection with the Business Combination, holders of an aggregate of 2,071,910 public shares of Common Stock properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Chardan’s initial public offering, which was approximately $10.24 per share, or approximately $21,216,358 in the aggregate, calculated as of two (2) business days prior to the Closing. The remaining amount in the trust account of approximately $10,978,873 was used to fund expenses incurred by Legacy Dragonfly and Chardan in connection with the Business Combination and will be used for general corporate purposes of the Company following the Business Combination.

As a result of the Business Combination, each share of Legacy Dragonfly Common Stock outstanding immediately prior to the effective time of the Business Combination was converted into the right to receive approximately 1.18209 shares of Common Stock. Immediately following consummation of the Transactions, including the redemption of public shares as described above, there were 44,848,686 shares of Common Stock issued and outstanding. Common Stock is expected to commence trading on the Nasdaq Global Market under the symbol “DFLI” and the warrants are expected to commence trading on the Nasdaq Capital Market under the symbol “DFLIW” on October 10, 2022, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 with the SEC. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10 with the SEC. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Report may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company cautions readers of this Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to its customers of the Company’s products and services, the potential success of the Company’s marketing and expansion strategies, the potential for the Company to achieve design awards, and the potential benefits of the Business Combination (including with respect to shareholder value). These statements are based on various assumptions, whether or not identified in this Report, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

•	the ability to maintain the listing of Common Stock on the Nasdaq;

•	the inability to recognize the anticipated benefits our Business Combination may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•	changes in financial estimates and recommendations by securities analysts concerning the Company or the market in general;

•	the Company’s ability to successfully increase market penetration into its target markets;

•	the addressable markets that the Company intends to target do not grow as expected;

•	the loss of any members of the Company’s senior management team or other key personnel;

•	the loss of any relationships with key suppliers including suppliers in China;

•	the loss of any relationships with key customers;

•	the inability to protect the Company’s patents and other intellectual property;

•	the failure to successfully optimize solid state cells or to produce commercially viable solid state cells in a timely manner or at all, or to scale to mass production;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business and/or competitive factors (including an economic slowdown or inflationary pressures);

•	the impact of the novel coronavirus disease pandemic, including any mutations or variants thereof, and its effect on business and financial conditions;

•	the inability to timely and successfully access the equity line (ChEF) in desired amounts and prices;

•	the potential for events or circumstances that result in the Company’s failure to timely achieve the anticipated benefits of the Company’s customer arrangements with THOR and its affiliate brands (including Keystone);

•	the Company’s ability to raise additional capital to fund its operations;

•	the Company’s ability to generate revenue from future product sales or its ability to achieve and maintain profitability;

•	the accuracy of the Company’s projections and estimates regarding its expenses, capital requirements, cash utilization, and need for additional financing;

•	the potential scope and value of the Company’s intellectual property and proprietary rights;

•	developments relating to the Company’s competitors and its industry;

•	the Company’s ability to engage target customers and successfully convert these customers into meaningful orders in the future;

•	the Company’s reliance on two suppliers for its LFP cells and a single supplier for the manufacture of its battery management system;

•	the Company’s likely dependence on a single manufacturing facility;

•	the Company’s increasing reliance on software and hardware that is highly complex and technical; and

•	other risks and uncertainties described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 52 thereof and incorporated herein by reference.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company is not presently aware of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Report. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond the Company’s control.

Business

The business of Chardan and Legacy Dragonfly before the Merger and the business of the Company following the Merger are described in the Proxy Statement/Prospectus in the sections entitled “Other Information Related to Chardan” beginning on page 171 thereof and “Information About Dragonfly” beginning on page 189 thereof and are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 52 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described on pages 41-43 of the Proxy Statement/Prospectus under the heading “Risk Factors” and are incorporated herein by reference.

Financial Information

The financial information of Chardan is described in the Proxy Statement/Prospectus in the sections entitled “Summary Historical Financial Information of Chardan” and “Chardan’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 46 and 183 thereof, respectively, and are incorporated herein by reference.

The financial information of Legacy Dragonfly is described in the Proxy Statement/Prospectus in the sections entitled “Summary Historical Financial Information of Dragonfly” and “Dragonfly’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 44 and 237 thereof, respectively, and are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Report relating to financial information of Chardan and Legacy Dragonfly, which is incorporated herein by reference.

Properties

The facilities of the Company are described in the Proxy Statement/Prospectus in the section entitled “Information About Dragonfly—Headquarters, Manufacturing and Production” beginning on page 202 thereof and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Common Stock immediately following consummation of the Transactions by:

●	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

●	each of the Company’s named executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. In computing the number of shares of Common Stock beneficially owned by a person or entity and the percentage ownership, the Company deemed outstanding shares of Common Stock subject to options and warrants held by that person or entity that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise noted, the address of each beneficial owner is c/o Dragonfly Energy Holdings Corp., 1190 Trademark Dr. #108, Reno, Nevada 89521.

The beneficial ownership of Common Stock is based on 44,848,686 shares of Common Stock issued and outstanding immediately following consummation of the Transactions, including the redemption of public shares of Common Stock as described above.

Beneficial Ownership Table

Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	%
5% Holders:
Dynavolt Technology (HK) Ltd.	11,820,900	26.4%
Chardan NexTech Investments 2 LLC(1)	3,662,500	8.2%
Jonas Grossman(1)(2)(3)	3,662,500	8.2%
Chardan NexTech 2 Warrant Holdings LLC(4)	4,627,858	—
David Gong	2,364,180	5.3%

Executive Officers and Directors:
Dr. Denis Phares(5)(6)	15,899,110	35.5%
Sean Nichols(5)(7)	3,558,683	7.9%
Nicole Harvey	11,821	*
John Marchetti	—	—
Luisa Ingargiola	—	—
Brian Nelson	—	—
Perry Boyle	22,000	*
Jonathan Bellows	—	—
Rick Parod	—	—
Karina Edmonds	—	—

* Less than one percent.

(1)	Includes 485,000 shares purchased by Chardan Capital Markets LLC in the open market in satisfaction of its purchase commitment under the Subscription Agreement. Jonas Grossman is the managing member of Chardan Capital Markets LLC. As such, Mr. Grossman may be deemed to have beneficial ownership of Common Stock held directly by Chardan Capital Markets LLC. Mr. Grossman disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Certain other employees of Chardan or its affiliates, including each of its executive officers, have direct or indirect membership interests in Chardan Capital Markets LLC, and thus have pecuniary interests in certain of the reported shares.

(2)	Includes the 3,030,500 shares held by the Sponsor, which may be deemed to be beneficially owned by Jonas Grossman as the managing member of the Sponsor.

(3)	Excludes 4,627,858 Chardan private warrants, which Warrant Holdings has agreed not to exercise to the extent an affiliate of Warrant Holdings is deemed to beneficially own, or it will cause such affiliate to be deemed, to beneficially own, more than 7.5% of Common Stock.

(4)	Includes 4,627,858 Chardan private warrants, which the Warrant Holdings has agreed not to exercise to the extent an affiliate of Warrant Holdings is deemed to beneficially own, or it will cause such affiliate to be deemed, to beneficially own, more than 7.5% of Common Stock.

(5)	Excludes 40,000,000 Earnout Shares of Common Stock as the earnout contingencies have not yet been met.
(6)	Includes 1,217,906 shares held on behalf of the Phares 2021 GRAT dated July 9, 2021, of which Dr. Phares is trustee.

(7)	Includes 54,393 shares held on behalf of the Nichols GRAT I dated June 14, 2021, and 3,383,142 held on behalf of the Nichols Living Trust 2015, each of which Mr. Nichols is trustee.

Directors and Executive Officers

Directors

In connection with the Closing, Kerry Propper, Jonas Grossman, Alex Weil, Jonathan Biele, Roderick Hardamon, Jory Des Jardins, Hitesh Thakrar and Todd Thomson resigned as directors of Chardan, the size of the board of directors of Chardan (the “Chardan Board”) was decreased from eight to seven, Dr. Denis Phares, Luisa Ingargiola, Brian Nelson, Jonathan Bellows, Rick Parod and Karina Edmonds were appointed to the board of directors of the Company (the “Board”), and Perry Boyle continued as a director, in each case, as described in the Proxy Statement/Prospectus in the section entitled “Management of New Dragonfly After the Business Combination,” which is incorporated herein by reference.

On October 7, 2022, Rick Parod and Karina Edmonds were designated to serve as Class A Directors of the Board, with their terms expiring at the first annual meeting of the stockholders following the Closing. Brian Nelson and Jonathan Bellows were designated to serve as Class B Directors of the Board, with their terms expiring at the second annual meeting of the stockholders following the Closing. Dr. Denis Phares, Luisa Ingargiola and Perry Boyle were designated to serve as Class C Directors of the Board with their terms expiring at the third annual meeting of the stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Dragonfly After the Business Combination” beginning on page 209, which is incorporated herein by reference. Dr. Denis Phares was appointed to serve as the Chairman of the Board.

Independence of Directors

The Nasdaq listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Luisa Ingargiola, Brian Nelson, Perry Boyle, Jonathan Bellows, Rick Parod and Karina Edmonds are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. The Company’s independent directors will have regularly scheduled meetings at which only independent directors are present.

The Board created the position of Lead Independent Director and appointed Luisa Ingargiola to serve in that role. As Lead Independent Director, Ms. Ingargiola will have the authority and responsibilities described in our Corporate Governance Guidelines and will generally help coordinate the efforts of our non-employee directors.

Director Compensation

The executive compensation of the Company’s directors is described in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation of Dragonfly Energy Corp.” beginning on page 216 thereof and is incorporated herein by reference.

Committees of the Board of Directors

The standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

The Board appointed Luisa Ingargiola, Rick Parod and Perry Boyle to serve on the Audit Committee, with Luisa Ingargiola as chair. The Board appointed Luisa Ingargiola, Brian Nelson and Rick Parod to serve on the Compensation Committee, with Brian Nelson as chair. The Board appointed Brian Nelson, Jonathan Bellows and Karina Edmonds to serve on the Nominating and Corporate Governance Committee, with Karina Edmonds as chair. Biographical information for Luisa Ingargiola, Brian Nelson, Perry Boyle, Jonathan Bellows, Rick Parod and Karina Edmonds is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Dragonfly After the Business Combination” beginning on page 209, which is incorporated herein by reference.

Executive Officers

Effective immediately prior to the Closing, Jonas Grossman resigned as President and Chief Executive Officer and Alex Weil resigned as Chief Financial Officer. The Board appointed Dr. Denis Phares to serve as President and Chief Executive Officer, John Marchetti to serve as Chief Financial Officer, Sean Nichols to serve as Chief Operating Officer and Nicole Harvey to serve as General Counsel, Compliance Officer and Corporate Secretary. Biographical information for Dr. Denis Phares, John Marchetti, Sean Nichols and Nicole Harvey is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Dragonfly After the Business Combination” beginning on page 209, which is incorporated herein by reference.

Executive Compensation

Executive Compensation

The executive compensation of the Company’s named executive officers is described in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation of Dragonfly Energy Corp.” beginning on page 216 thereof and is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Certain Relationships and Related Transactions

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 271 thereof, respectively, and is incorporated herein by reference.

Risk Oversight

Our risk management oversight is described in the Proxy Statement/Prospectus in the section entitled “Management of New Dragonfly After the Business Combination—Role of the New Dragonfly Board in Risk Oversight/Risk Committee” beginning on page 211 thereof and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Information About Dragonfly—Legal Proceedings” on page 206, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Price Range of Securities and Dividends

The market price of and dividends on Chardan’s common equity, warrants and units and related stockholder matters is described in the Proxy Statement/Prospectus in the section entitled “Price Range of Securities and Dividends” beginning on page 267 thereof and that information is incorporated herein by reference.

Prior to the Closing, Chardan’s publicly traded units, common stock and public warrants were listed on the Nasdaq under the symbols “CNTQU,” “CNTQ” and “CNTQW,” respectively. Upon the Closing, Common Stock and warrants are expected to be listed on the Nasdaq under the symbols “DFLI” and “DFLIW,” respectively. Publicly traded units automatically separated into their component securities upon the Closing, and as a result, no longer trade as a separate security and were delisted from the Nasdaq.

The Company has not paid any cash dividends on shares of Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board.

Holders of Record

As of the Closing and following the completion of the Transactions, including the redemption of public shares as described above, the Company had 44,848,686 shares of Common Stock outstanding held of record by 8 holders, and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 4 – The Incentive Plan Proposal” and “Proposal No. 5 – The ESPP Proposal” beginning on pages 153 and 159, respectively, thereof, which are incorporated herein by reference.

At the Special Meeting, Chardan stockholders approved the Dragonfly Energy Holdings Corp. 2022 Incentive Plan (the “2022 Plan”), which is intended to replace the Dragonfly Energy, Inc. 2019 Stock Incentive Plan and the Dragonfly Energy, Inc. 2021 Stock Incentive Plan (collectively, the “Prior Plans”), and the Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder, including the authorization of the initial share reserve thereunder. In accordance with the terms of the 2022 Plan and the ESPP, 2,785,950 shares and 2,464,400 shares, respectively, were initially reserved for issuance thereunder. Each of the 2022 Plan and the ESPP will terminate ten years from their respective initial effective dates.

Description of Registrant’s Securities to be Registered

The Company’s securities are described in the Proxy Statement/Prospectus in the section entitled “Description of Securities” beginning on page 261 thereof and that information is incorporated herein by reference. As described below, the Company’s Amended and Restated Certificate of Incorporation (the “A&R Charter”) was approved by Chardan’s stockholders at the Special Meeting and became effective on October 7, 2022 in connection with the consummation of the Transactions.

Indemnification of Directors and Officers

The indemnification of our directors and officers is described in the Proxy Statement/Prospectus in the section entitled “Management of New Dragonfly After the Business Combination–Limitation on Liability and Indemnification of Directors and Officers” beginning on page 214 thereof and that information is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Report is incorporated herein by reference.

Changes in Accountants on Accounting and Financial Disclosure

The disclosure set forth in Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth under the “Introductory Note—PIPE Investment and Item 2.01 of this Report are incorporated herein by reference.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Report is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On October 7, 2022, the Audit Committee informed WithumSmith+Brown, PC (“Withum”), Chardan’s independent registered public accounting firm prior to the Transactions, that Withum will be dismissed effective following the completion of Chardan’s review for the nine-month period ended September 30, 2022, which consists only of the pre-Transactions accounts of Chardan.

The report of Withum on Chardan’s financial statements as of December 31, 2021, and for the fiscal years ended December 31, 2021 and December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles except for an explanatory paragraph regarding substantial doubt about Chardan's ability to continue as a going concern.

During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent period through October 7, 2022, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent period through October 7, 2022, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of this Report and requested that Withum furnish a letter addressed to the SEC, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

(b) Disclosures regarding the new independent auditor.

On October 7, 2022, the Audit Committee approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. BDO served as the independent registered public accounting firm of Legacy Dragonfly prior to the Transactions, including the audit of the consolidated financial statements of Legacy Dragonfly for the fiscal year ending December 31, 2021. During the fiscal years ended December 31, 2020 and December 31, 2021, Chardan did not consult with BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on Chardan’s financial statements, and neither a written report nor oral advice was provided to Chardan that BDO concluded was an important factor considered by Chardan in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Item 5.01 Changes in Control of the Registrant.

The information set forth above under the “Introductory Note” and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Report is incorporated herein by reference.

Holders of uncertificated shares of Chardan Common Stock immediately prior to the Closing have continued as holders of uncertificated shares of Common Stock. Holders of Chardan Common Stock who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to Chardan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections entitled “Directors and Officers,” “Executive Compensation,” “Certain Relationships and Related Transactions” and “Indemnification of Directors and Officers” in Item 2.01 of this Report is incorporated herein by reference.

As previously disclosed, at the Special Meeting, the stockholders of Chardan considered and approved (i) the 2022 Plan, which is intended to replace the Prior Plans, and (ii) the ESPP. The 2022 Plan and the ESPP were both initially approved effective May 13, 2022, subject to the occurrence of the Closing. Each of the 2022 Plan and the ESPP will terminate on the date that is ten years from their respective initial effective dates. A description of the 2022 Plan and the ESPP is included in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 4 – The Incentive Plan Proposal” and “Proposal No. 5 – The ESPP Proposal” beginning on pages 153 and 159, respectively, thereof, which is incorporated herein by reference.

The description of the 2022 Plan and the ESPP in the Proxy Statement/Prospectus is qualified in its entirety by the full text of the 2022 Plan and the ESPP, which are attached hereto as Exhibit 10.5 and Exhibit 10.6, respectively, and incorporated herein by reference.

Reference is made to the disclosure in the section entitled “Executive and Director Compensation of Dragonfly Energy Corp.—Executive Employment Agreements” beginning on page 218 of the Proxy Statement/Prospectus, which are incorporated herein by reference. The description in the Proxy Statement/Prospectus of the employment agreements, and the applicable amendments thereto, is qualified in its entirety by the full text of the employment agreements, and the applicable amendments thereto, of Dr. Denis Phares, Sean Nichols and John Marchetti, copies of which are attached hereto as Exhibit 10.14, Exhibit 10.15, Exhibit 10.16, Exhibit 10.17 and Exhibit 10.18, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Certificate of Incorporation and Bylaws

On October 6, 2022, in connection with the consummation of the Transactions, the Company’s A&R Charter, and Amended and Restated Bylaws (the “A&R Bylaws”) were approved by Chardan’s stockholders at the Special Meeting and became effective.

Copies of the A&R Charter and the A&R Bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Report, and are incorporated herein by reference.

The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the sections entitled “Proposal No. 2 – The Charter Proposal,” “Description of Securities” and “Comparison of Stockholders’ Rights” beginning on pages 147, 261, and 253 of the Proxy Statement//Prospectus, respectively, which are incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, the Board adopted a new Code of Conduct and Code of Ethics (together, the “Revised Code”). The Revised Code applies to all employees, executive officers and directors of the Company. The Revised Code was adopted to reflect what the Company considers to be current best practices and policies for an operating company and to make certain technical, administrative, non-substantive amendments to the prior Code of Conduct and Code of Ethics. The adoption of the Revised Code did not relate to or result in any waiver, explicit or implicit, of any provision of the prior Code of Conduct and Code of Ethics.

The above description of the Revised Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct and the Code of Ethics, copies of which are attached as Exhibit 14.1 and Exhibit 14.2 hereto, respectively, and incorporated herein by reference. The Revised Code is also available on the Investor section of the Company’s website at www.dragonflyenergy.com. The contents of the Company’s website are not incorporated by reference in this Report or made a part hereof for any purpose.

Item 5.06 Change in Shell Company Status.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 5.06.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in Item 2.01 of this Report and the Proxy Statement/Prospectus in the section entitled “Proposal No. 1 – The Business Combination Proposal” beginning on page 112 thereof, which is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Businesses Acquired.

The consolidated financial statements of Legacy Dragonfly as of and for the years ended December 31, 2021 and December 31, 2020, and the related notes are included in the Proxy Statement/Prospectus beginning on page F-50 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited interim condensed consolidated financial statements of Legacy Dragonfly as of and for the six months ended June 30, 2022 and June 30, 2021, and the related notes are included in the Proxy Statement/Prospectus beginning on page F-73 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2021, as of June 30, 2022, and for the six months ended June 30, 2022 are included in the Proxy Statement/Prospectus under the section titled “Unaudited Pro Forma Condensed Combined Financial Information”, attached as Exhibit 99.2 hereto and incorporated herein by reference.

(d) Exhibits.

		Incorporated By Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
2.1#	Agreement and Plan of Merger, dated as of May 15, 2022, by and among Chardan NexTech Acquisition 2 Corp., Bronco Merger Sub, Inc. and Dragonfly Energy Corp.	S-4	2.1	07/22/2022
2.1(a)	Amendment to Agreement and Plan of Merger, dated as of July 12, 2022, by and among Chardan NexTech Acquisition 2 Corp., Bronco Merger Sub, Inc. and Dragonfly Energy Corp.	S-4	2.1(a)	07/22/2022
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1	Specimen Common Share Certificate of the Company.
4.2	Form of $10 Warrant of the Company.
4.3	Form of Penny Warrant of the Company.
4.4	Form of Second Amended and Restated Warrant Agreement between Chardan NexTech Acquisition 2 Corp. and Continental Stock Transfer & Trust Company.	S-4/A	4.8	09/14/2022
4.5	Specimen Warrant Certificate of the Company	S-1/A	4.3	08/05/2021
10.1	Sponsor Support Agreement, dated as of May 15, 2022, by and among Chardan NexTech Investments 2 LLC, Dragonfly Energy Corp. and Chardan NexTech Investments 2 LLC (included as Annex E to the proxy statement/prospectus).	S-4	10.4	07/22/2022
10.2	Commitment Letter, dated as of May 15, 2022, by and among Chardan NexTech Acquisition 2 Corp., Dragonfly Energy Corp., CCM Investments 5 LLC and EICF Agent LLC (included as Annex J to the proxy statement/prospectus).	S-4	10.5	07/22/2022
10.3	Equity Facility Letter Agreement, dated as of May 15, 2022, by and among Dragonfly Energy Corp., Chardan NexTech Acquisition 2 Corp. and CCM Investments 5 LLC (included as Annex K to the proxy statement/prospectus).	S-4	10.6	07/22/2022
10.4	Subscription Agreement, dated as of May 15, 2022, between Chardan NexTech Acquisition 2 Corp. and Chardan NexTech Investments 2 LLC (included as Annex F to the proxy statement/prospectus).	S-4	10.7	07/22/2022
10.5++	Dragonfly Energy Holdings Corp.’s 2022 Equity Incentive Plan.
10.6++	Dragonfly Energy Holdings Corp.’s Employee Stock Purchase Plan.
10.7++	Form of Director Indemnification Agreement.	S-4/A	10.10	09/14/2022
10.8	Multi-tenant Industrial Triple Net Lease, dated as of March 1, 2021, between Dragonfly Energy Corp. and Icon Reno Property Owner Pool 3 Nevada, LLC.	S-4	10.11	07/22/2022
10.9	Lease, dated as of February 8, 2022, between Dragonfly Energy Corp. and Prologis, L.P.	S-4	10.12	07/22/2022
10.10#	Purchase Agreement, dated as of October 7, 2022, between the Company and CCM LLC.
10.11	Registration Rights Agreement, dated as of October 7, 2022, between the Company and CCM LLC.

10.12#	Term Loan Agreement, dated as of October 7, 2022, by and among the Company, Dragonfly Energy Corp., the lenders from time to time party thereto and Alter Domus (US) LLC.
10.13	Pledge Agreement, dated as of October 7, 2022, by and among the Company and Alter Domus (US) LLC.
10.14++	Employment Agreement, dated as of January 1, 2022, by and between Legacy Dragonfly and Denis Phares.
10.15++	Amendment to Employment Agreement, dated as of May 15, 2022, by and between Legacy Dragonfly and Denis Phares.
10.16++	Employment Agreement, dated as of January 1, 2022, by and between Legacy Dragonfly and Sean Nichols.
10.17++	Amendment to Employment Agreement, dated as of May 15, 2022, by and between Legacy Dragonfly and Sean Nichols.
10.18++	Employment Agreement, dated as of August 17, 2021, by and between Legacy Dragonfly and John Marchetti.
10.19++	Dragonfly Energy Corp.’s 2019 Stock Incentive Plan.
10.20++	Dragonfly Energy Corp.’s 2021 Stock Incentive Plan.
10.21	Amended and Restated Registration Rights Agreement, by and among the Company and each of the stockholders thereto.
14.1	Dragonfly Energy Holdings Corp. Code of Conduct
14.2	Dragonfly Energy Holdings Corp. Code of Ethics
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated October 7, 2022.
21.1	List of Subsidiaries.
99.2	Unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2021, as of June 30, 2022, and for the six months ended June 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

__________________________________

++     Indicates a management or compensatory plan.

#        Portions of exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5) promulgated under the Exchange Act. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Date: October 7, 2022	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	President and Chief Executive Officer